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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF GARY STEVEN FINDLEY & ASSOCIATES]


                                January 21, 1998


Orange National Bancorp
1201 East Katella Avenue
Orange, California 92667

Re:  Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Orange National Bancorp 1997 Stock Option Plan, of 414,250 shares of Orange National Bancorp common stock, no par value (the "Common Stock") issuable upon exercise of stock options to be granted under the Orange National Bancorp 1997 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Orange National Bancorp 1997 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                                Respectfully submitted,

                                                GARY STEVEN FINDLEY & ASSOCIATES

                                                By: /s/ LAURA DEAN-RICHARDSON
                                                    ----------------------------
                                                        Laura Dean-Richardson
                                                        Attorney at Law

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